UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2016

Date of Report (Date of earliest event reported)

Gawk Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-180611	33-1220317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Melrose Avenue, Suite 42, Los Angeles, CA 90038

(Address of principal executive offices)

Registrant's telephone number, including area code: 888-754-6190

N/A

(Former name of Company)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 23, 2016, pursuant to its Articles of Incorporation and Bylaws, the Board of Directors of Gawk Incorporated, a Nevada corporation (the "Company"), unanimously approved the designation of a new series of preferred stock, "Series D Convertible Preferred Stock ("Series D Stock"). Of the 100m preferred and 3.5b total shares authorized, there are 1,000 shares of Series D Stock authorized and none that have been issued to date. The designation for the Series D Stock was filed June 24, 2016.

The Series D Stock has the same rights, privileges and obligations as the Series C Convertible Preferred Stock ("Series C Stock") of the Company, except that each share of Series D Stock is convertible into $100,000 worth of common stock, rather than $1,000,000 like the Series C Stock. Both Series C Stock and Series D Stock are intended to be used to fund the Company's acquisitions, with Series C Stock for larger acquisitions and Series D Stock for smaller acquisition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Series D Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: July 01, 2016	By:	/s/ Scott Kettle
Scott Kettle
CEO

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